Exhibit 10.1

Indemnification Agreement

The Indemnification Agreement dated July 10, 2007 between Apex Silver Mines Limited and Deborah Friedman, Senior Vice President and General Counsel of the Company, is in the form of the Indemnification Agreement previously filed with the Company’s Form 8-K dated March 15, 2007 which is incorporated by reference hereto.